Exhibit 99.1

CCG Announces Fourth Quarter 2014 Results

- Revenues Increased 16.0% and NOI Improved 13.4% in Fourth Quarter -

- Revenue Grew 15.9% and NOI Increased 15.3% for Full Year 2014 -

- Company Advances its Repositioning and Initiates Strategic Review -

CHARLOTTE, N.C., Feb. 26, 2015 /PRNewswire/ -- Campus Crest Communities, Inc. (NYSE: CCG) (the "Company" or "Campus Crest"), an owner and manager of high-quality student housing properties, today announced results for the three and twelve months ended December 31, 2014.

On November 4, 2014, the Company announced a strategic repositioning expressly focused on improving shareholder value. The Company declared its intent to discontinue all internal construction and development to focus on property operations, entered into a definitive agreement to conclude the Copper Beech transaction, initiated a process to identify cost savings, and acted upon a commitment to improve balance sheet strength and clarity.

In less than 100 business days, the Company has advanced its strategic repositioning by taking multiple actions, to include:

  Acquired the remaining interest in 32 properties in the Copper Beech portfolio, which is expected to generate approximately $20 million of incremental net operating income.
  Executed a highly competitive undeveloped land parcel sales process garnering over 30 qualified offers and resulting in net sale proceeds of $28.4 million, on which it expects to recognize a gain of over $4 million when reported in 1Q2015.
  Identified approximately $14 million of near-term savings in corporate cash G&A and overhead burden through the elimination of staff positions, numerous cost reductions, and enhanced expense policies.
  Discontinued the internal construction and development business, thereby materially improving the Company's risk profile, eliminating future development capital needs and increasing focus on ongoing property operations.
  Declared a 45% reduction in the annual dividend rate producing nearly $5 million of immediate cash savings for the 4Q14 dividend payment and meaningful cash savings going forward.
  Established a broad review of multiple strategic alternatives, which could include such potential outcomes as a key investment in, or the acquisition of, the Company.

The fourth quarter 2014 results presented in the accompanying Supplemental Analyst Package reflect changes designed to clarify the financial transition associated with the Company's strategic repositioning. Additionally, the Company has, in an effort to assist investor evaluation, prepared a 2015 outlook.

Financial Highlights for the Three and Twelve Months Ended December 31, 2014

For the three and twelve months ended December 31, 2014, revenue, revenue per occupied bed, net operating income ("NOI") and Funds From Operations Adjusted ("FFOA") are shown in the table below.

Financial Highlights
	Three Months Ended December 31,			Twelve Months Ended December 31,
($'000, except per share/bed data)	2014	2013	Change	2014	2013	Change

Total Revenues	$28,731	$24,768	16.0%	$106,741	$92,070	15.9%
Total RevPoB (wholly owned)	531	527	0.7%	528	520	1.6%

NOI	15,290	13,482	13.4%	58,715	50,904	15.3%

FFOA	3,064	13,515	(77.3%)	31,292	48,112	(35.0%)
FFOA per Share	$0.05	$0.21	(76.2%)	$0.48	$0.80	(40.0%)

A reconciliation of the net income attributable to common stockholders to FFOA can be found at the end of this release.

The discontinued operations associated with the unwinding of the Company's construction and development business, along with select activities of the strategic repositioning, produced results for the three months ended December 31, 2014, that do not allow for normal, run-rate characterization.

Property Leasing Results for Academic Year 2015/2016

The following tables highlight the leasing activity for the 2015/2016 academic year as of February, 20, 2015:

Preleasing Update
			Preleasing as of Feb. 20,
	Properties	Beds	AY '14/'15	AY '15/'16	Change

Same Store Properties by Occupancy

Tier 1 (98%+)	29	14,828	59.4%	58.7%	(0.7%)
Tier 2 (95% to 97.9%)	5	2,818	37.7%	42.8%	5.1%
Tier 3 (90% to 94.9%)	13	6,108	38.5%	39.9%	1.4%
Tier 4 (Below 90%)	26	13,780	38.8%	40.0%	1.2%

Total Same Store Properties	73	37,534	46.8%	47.6%	0.8%

Same Store Properties By Ownership

Wholly Owned	32	17,476	46.1%	46.9%	0.8%
Joint Venture	8	4,536	35.9%	35.3%	(0.6%)
Copper Beech	33	15,522	50.8%	51.9%	1.1%

Total Same Store Properties	73	37,534	46.8%	47.6%	0.8%

2014 Deliveries By Type

Grove & Copper Beech	7	4,339	26.3%	50.3%	24.0%
evo Philadelphia	1	850	3.6%	71.2%	67.6%
evo Montreal	2	2,223	0.0%	3.6%	3.6%

Total 2014 Deliveries	10	7,412	15.8%	38.7%	22.9%

2014 Deliveries By Ownership

Wholly Owned	5	3,099	28.5%	55.9%	27.4%
Joint Venture	5	4,313	6.7%	26.4%	19.7%

Total 2014 Deliveries	10	7,412	15.8%	38.7%	22.9%

Total Portfolio By Ownership

Wholly Owned	37	20,575	43.4%	48.3%	4.9%
Copper Beech	33	15,522	50.8%	51.9%	1.1%
Joint Venture	13	8,849	21.7%	30.9%	9.2%

Total Portfolio	83	44,946	41.7%	46.1%	4.4%

Balance Sheet

As of December 31, 2014, the Company held cash and cash equivalents totaling $15.2 million and $5.4 million of restricted cash. Net availability under the Company's credit facility was $50.0 million.

On February 25, 2015, the Company received a unanimously approved waiver under its amended credit facility that provides relief from certain financial covenants during a relief period that runs from December 31, 2014 until and including September 30, 2015. During the relief period the following new measurements will apply to covenant tests: Maximum Leverage Ratio of not greater than 0.65:1.00; Maximum Secured Debt Ratio of not greater than 47.5%; Minimum Fixed Charge Ratio of not less than 1.30:1.00; and a Dividend Payout Ratio of not more than 105.0% calculated on a pro forma basis that applies the current quarterly dividend of $0.090 on a trailing twelve month basis.

Dividends

On December 19, 2014, the Company announced that its Board of Directors declared a cash dividend of $0.090 per share of common stock for the fourth quarter of 2014. The common stock dividend was paid on January 29, 2015 to stockholders of record as of December 31, 2014.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the third quarter of 2014. The preferred share dividend was paid on January 15, 2015 to stockholders of record as of December 31, 2014.

2015 Financial Outlook

Based on management's estimate of the Company's current financial condition and future operating results, the Company is providing projections for several key elements of potential profitability.

2015 Outlook
($mm)		Range

Total Pro Rata NOI (excluding Montreal)[1,4]	$117.0	to	$122.0

Pro Rata Montreal NOI[2]	($3.5)	to	($0.7)

General and Administrative Expense[3]	$20.0	to	$23.0

Total Pro Rata Interest Expense[4]	$49.0	to	$50.0

Preferred Dividends		$12.2

Footnote:
1) Pro rata NOI for entire portfolio; reflects current preleasing velocity and outlook.
2) Range assumes no occupancy improvement on low end; 85% '15/'16 occupancy on high end.
3) See page 20 of the Supplemental Analyst Package for additional detail on 2015 G&A.
4) Includes pro rata joint venture impact to FFOA that is reflected in "equity in earnings of unconsolidated entities" in the Company's financial statements.

An illustrative bridge of key elements can be found on page 20 of the Supplemental Analyst Package.

Additional Matters

The Company, through its engagement with Korn Ferry and FPL Associates, continues to make positive strides in the identification and recruitment of highly qualified additions both to our Board of Directors and the Campus Crest executive management team. The Company will announce further progress on these important additions at the appropriate time.

Campus Crest is in the process of conducting a comprehensive and thorough analysis of all potential financial and strategic alternatives. The Company is committed to maximizing shareholder value and will continue to work closely with its outside financial and legal advisors to ensure a thorough and robust process. There can be no assurance that the exploration process will result in the Company pursuing a particular transaction or completing any such transaction. The Company has not set a definitive timetable for completion of the process and does not intend to disclose further developments until its Board of Directors approves a specific action or otherwise concludes the review of the strategic alternatives. The Company welcomes all interested parties into this ongoing process.

The Company plans to file a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission (SEC) with regard to its Annual Report on Form 10-K for the year ended December 31, 2014. The Company and certain of its affiliates recently completed certain acquisitions pursuant to the Company's purchase and sale agreement, as amended, with the former members of Copper Beech Townhome Communities, LLC and Copper Beech Townhome Communities (PA), LLC. Due to the significant nature of this transaction, the Company needs additional time to complete the documentation and corresponding disclosure contained in its annual report. The Company expects to complete the work necessary for it to file its Form 10-K for the fiscal year ended December 31, 2014 by March 17, 2015, which will be the end of the fifteen-day extension period provided by Rule 12b-25.

Conference Call Details

The Company will host a conference call on Thursday, February 26, 2015, at 9:00 a.m. (EST) to discuss the financial results from the quarter.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13600472. The replay will be available until March 5, 2015.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 84 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company's Quarterly Reports on Form 10-Q.

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	December 31,	December 31,
	2014	2013

Assets
Investment in real estate, net:
Student housing properties	$934,471	$716,285
Accumulated depreciation	(128,121)	(102,356)
Development in process	-	91,184
Land held for sale[1]	38,104	-
Land held for investment[2]	7,534	-
Investment in real estate, net	851,988	705,113
Investment in unconsolidated entities[3]	256,653	324,838
Cash and cash equivalents	15,240	32,054
Restricted cash [4]	5,429	32,636
Student receivables, net	1,587	2,825
Cost and earnings in excess of construction billings	7,516	42,803
Other assets, net[5]	42,447	42,410
Total assets	$1,180,860	$1,182,679

Liabilities and equity
Liabilities:
Mortgage and construction loans	$300,673	$205,531
Line of credit and other debt	317,746	207,952
Accounts payable and accrued expenses	53,968	62,448
Construction billings in excess of cost and earnings	481	600
Other liabilities	22,092	11,167
Total liabilities	694,960	487,698
Equity:
Preferred stock	$61	$61
Common stock	648	645
Additional common and preferred paid-in capital	770,949	773,896
Accumulated deficit and distributions[6]	(292,210)	(84,143)
Accumulated other comprehensive loss	(2,616)	(71)
Total stockholders' equity	476,832	690,388
Noncontrolling interests	9,069	4,593
Total equity	485,901	694,981
Total liabilities and equity	$1,180,860	$1,182,679

[1]Land held for sale includes properties located in the following locations: Allendale, MI; Bellingham, WA; Boca Raton, FL; Corvallis, OR; Grand Forks, ND; Sacramento, CA; San Angelo, TX; Tempe, AZ; Tuscaloosa, AL; and Toledo, OH. The Toledo, OH property includes the redevelopment property, which is currently in operation, as well as an undeveloped land parcel.
[2]Land held for investment includes potential Phase II sites at the following locations: Auburn, AL; Huntsville, TX; Pullman, WA; State College, PA; and Statesboro, GA.
3As of December 31, 2013, includes the Company's investment in Copper Beech equating to a 67% effective ownership interest in 30 properties, of which 28 are operating and two are non-operating properties. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.

4As of December 31, 2014 and December 31, 2013, includes approximately $0 and $28,200, respectively, of cash held in escrow from the sale of four wholly-owned Grove-branded student housing properties on December 27, 2013.

[5]Primarily includes other receivables of $21,487 including insurance proceeds and amounts due from joint ventures, deferred financing costs of $6,910, corporate fixed assets of $6,356, Company owned corporate aircraft of $3,900 and prepaid and other assets of $3,794.

[6]Includes 2014 net loss of $158,004 plus dividends of $50,063.

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	$ Change	2014	2013	$ Change

Revenues:
Student housing rental	$27,467	23,517	$3,950	$101,724	$87,635	$14,089
Student housing services	725	970	(245)	3,768	3,615	153
Property management services	538	281	257	1,249	820	429
Total revenues	28,731	24,768	3,963	106,741	92,070	14,671
Operating expenses:
Student housing operations	12,903	11,005	1,898	46,777	40,346	6,431
General and administrative	3,250	2,582	668	14,303	10,658	3,645
Severance[1]	6,159	-	6,159	6,159	-	6,159
Impairment of land, predevelopment costs and assets held for sale[2]	2,137	-	2,137	31,927	-	31,927
Write-off of corporate other assets[3]	7,345	-	7,345	15,110	-	15,110
Transaction costs[4]	339	286	53	2,671	1,121	1,550
Ground leases	120	87	33	477	249	228
Depreciation and amortization	8,822	6,546	2,276	31,696	23,700	7,996
Total operating expenses	41,076	20,506	20,570	149,120	76,074	73,046
Equity in earnings (loss) of unconsolidated entities[5,6]	(5,572)	(7,335)	1,763	(5,510)	(3,727)	(1,783)
Impairment of unconsolidated entities[7]	(3,702)	(312)	(3,390)	(54,568)	(312)	(54,256)
Effect of not exercising Copper Beech purchase option	-	-	-	(34,048)	-	(34,048)
Operating income (loss)	(21,619)	(3,385)	(18,234)	(136,505)	11,957	(148,462)
Nonoperating income (expense):
Interest expense, net	(5,526)	(4,205)	(1,321)	(13,886)	(12,969)	(917)
Other income (expense)[8]	(88)	(7)	(81)	42	1,414	(1,372)
Total nonoperating expense, net	(5,613)	(4,212)	(1,401)	(13,844)	(11,555)	(2,289)
Net income (loss) before income tax benefit (expense)	(27,233)	(7,597)	(19,636)	(150,349)	402	(150,751)
Income tax benefit (expense)	0	421	(421)	(731)	727	(1,458)
Income (loss) from continuing operations	(27,232)	(7,176)	(20,056)	(151,079)	1,129	(152,208)
Income (loss) from discontinued operations	(4,933)	(2,166)	(2,767)	(8,125)	489	(8,614)
Net income (loss)	(32,166)	(9,342)	(22,824)	(159,204)	1,618	(160,822)
Dividends on preferred stock	3,050	2,733	317	12,200	6,183	6,017
Net loss attributable to noncontrolling interests	(426)	(85)	(341)	(1,200)	(34)	(1,166)
Net loss attributable to common stockholders	($34,790)	($11,990)	($22,800)	($170,204)	($4,531)	($165,673)

Per share data - basic and diluted:
Income (loss) from continuing operations attributable to common stockholders	($0.45)	($0.15)		($2.49)	($0.08)
Income (loss) from discontinued operations attributable to common stockholders	($0.08)	($0.03)		($0.12)	$0.01
Net income (loss) per share attributable to common stockholders	($0.53)	($0.18)		($2.61)	($0.07)

Weighted average common shares outstanding, diluted:
Diluted	65,154	64,937		65,102	60,418

[1]For the three months ended December 31, 2014, severance includes termination benefits for former executives in connection with our strategic repositioning.
[2]For the three months ended December 31, 2014, amounts include impairment of our property in Toledo, OH.
[3]For the three months ended December 31, 2014, amount primarily includes $5,499 of Enterprise Resource Planning system impairment and $1,470 of corporate aircraft impairment
[4]For the three and twelve months ended December 31, 2014, includes $339 and $2,671, respectively, of transaction costs related to Copper Beech. Additionally, for the three and twelve months ended December 31, 2013, includes $286 and $1,121, respectively, of transaction costs related to Copper Beech.
[5]For the three and twelve months ended December 31, 2014 and the period from March 18, 2013 to December 31, 2013, includes results from the Company's investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.
[6]For the three and twelve months ended December 31, 2014, includes $1,431 and $6,491, respectively, of fair value adjustment related to Copper Beech's debt. For the three and twelve months ended December 31, 2013, includes $1,411 and $3,576, respectively, of fair value adjustment related to Copper Beech's debt.
[7]For the three months ended December 31, 2014, relates to an impairment of our investments in Montreal.
[8]For the twelve months ended December 31, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013.  In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO")& FUNDS FROM OPERATIONS ADJUSTED ("FFOA") (unaudited)
(in $000s, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	$ Change	2014	2013	$ Change

Net loss attributable to common stockholders	($34,790)	($11,990)	($22,800)	($170,204)	($4,531)	($165,673)
Net loss attributable to noncontrolling interests	(426)	(85)	(341)	(1,200)	(34)	(1,166)
Real estate related depreciation and amortization	7,683	6,910	773	27,858	25,503	2,356
Real estate related depreciation and amortization - unconsolidated entities	5,178	14,354	(9,176)	25,034	23,272	1,763
FFO available to common shares and OP units[1,2]	(22,356)	9,189	(31,545)	(118,511)	44,209	(162,721)
Elimination of the following:
Transaction costs[3]	2,095	286	1,809	4,426	2,027	2,399
Elimination of transactions costs included in equity in earnings	-	-	-	-	-	-
Impairment of land, predevelopment costs and asset held for sale	2,137	175	1,962	31,927	175	31,752
Impairment of disposed assets	-	4,729	(4,729)	-	4,729	(4,729)
Copper Beech dividend equivalency[4]	1,200	-	1,200	1,200	-	1,200
Write off of corporate other assets	7,345	-	7,345	15,110	-	15,110
Write off of deferred financing costs	-	236	(236)	-	236	(236)
Severance[5]	5,439	-	5,439	6,159	-	6,159
Change in valuation allowance for deferred tax asset	(0)	-	(0)	731	-	731
Discontinued operations[6]	4,933	312	4,621	8,125	312	7,812
Impairment of unconsolidated entities	3,702	-	3,702	54,568	-	54,568
Effect of not exercising Copper Beech purchase option	-	-	-	34,048	-	34,048
FV adjustment of CB debt	(1,432)	(1,411)	(21)	(6,491)	(3,576)	(2,914)
Funds from operations adjusted (FFOA) available to common
shares and OP units	$3,063	$13,515	($10,452)	$31,292	$48,112	($16,820)

FFO per share - diluted[1,2]	($0.34)	$0.14	($0.48)	($1.82)	$0.73	($2.55)
FFOA per share - diluted	$0.05	$0.21	($0.16)	$0.48	$0.80	($0.32)
Weighted average common shares and OP units outstanding - diluted[7]	65,154	64,937		65,102	60,418

[1] For the three and twelve months ended December 31, 2014 and the period March 18, 2013 to December 31, 2013, includes results from the Company's investment in Copper Beech.  The Company made its initial investment on March 18, 2013 and subsequently made additional investments.  On December 31, 2013, the Company entered into an amendment to the purchase and sale agreement that enabled the Company to acquire a 67% ownership interest in 28 operating properties, while deferring ownership in seven properties until the Company exercises future purchase options. On August 18, 2014, the Company elected to not exercise the first purchase option and reverted to a 48% interest ownership interest in 35 operating properties. As of December 31, 2014, the Company held a 48% effective interest in 35 operating and two non-operating properties which are unconsolidated and a 48% interest in one consolidated operating property.
[2] For the three and twelve months ended December 31, 2014, includes $1,431 and $6,491, respectively, of fair value adjustment related to Copper Beech's debt.  For the three and twelve months ended December 31, 2013, includes $1,411 and $3,576, respectively, of fair value adjustment related to Copper Beech's debt.
[3] Includes costs incurred in connection with Copper Beech and Montreal.
[4] Amount represents a one time cash dividend equivalency payment made during the three months ended December 31, 2014 to the CB Investors as stipulated in the second amendment to the purchase and sell agreement of Copper Beech.
[5] For the three months ended September 30, 2014, $720 of severance was included in general and administrative expense, and was reclassified to the Severance line in the three months ended December 31, 2014.
[6] For the three months ended December, 31, 2014, includes expenses related to discontinued construction and development operations of $3,068.  See table on page 20 for additional detail on general and administrative expense.
[7] For the three and twelve months ended December 31, 2014 and 2013, the diluted shares were used to calculate FFO and FFOA.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014[1]	2013[1]	2014[1]	2013[1]

Net loss attributable to common stockholders	($34,790)	($11,990)	($170,204)	($4,531)
Net loss attributable to noncontrolling interests	(426)	(85)	(1,200)	(34)
Preferred stock dividends	3,050	2,733	12,200	6,183
Income tax (benefit) expense	(0)	(421)	731	(727)
Other (income) expense	88	7	(42)	(1,414)
Severance	6,159	-	6,159	-
(Income) loss on discontinued operations	4,933	2,166	8,125	(489)
Interest expense	5,526	4,205	13,886	12,969
Equity in losses of unconsolidated entities	5,572	7,335	5,510	3,727
Depreciation and amortization	8,822	6,546	31,696	23,700
Ground lease expense	120	87	477	249
General and administrative expense	3,250	2,582	14,303	10,658
Impairment of unconsolidated entities	3,702	312	54,568	312
Effect of not exercising Copper Beech purchase option	-	-	34,048	-
Impairment of land, predevelopment costs and asset held for sale	2,137	-	31,927	-
Write-off of corporate other assets	7,345	-	15,110	-
Transaction costs	339	286	2,671	1,121
Property management services	(538)	(281)	(1,249)	(820)
Total NOI	$15,289	$13,482	$58,715	$50,904
Same store properties NOI[1]	$12,350	$12,718	$42,929	$46,612
New properties NOI[1,2]	$2,118	$0	$11,408	$2,742
The Grove at Pullman & Toledo NOI[3]	$822	$764	$4,378	$1,550

[1]"Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.
[2]Includes NOI contribution from Copper Beech at Ames.  This is a consolidated joint venture property.
[3]Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties' financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs, impairments, severance, discontinued operations, the effect of not exercising the Copper Beech purchase option, the write-off of development cost, and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties' financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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CONTACT: Investor Relations, (704) 496-2571, Investor.Relations@CampusCrest.com